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                                                                    Exhibit 23.2




                               DURLAND & COMPANY
                         ------------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS
                         ------------------------------

              Consent of Independent Certified Public Accountants

The Board of Directors and Stockholders
PICK Communications Corp.
Miami, Florida


We consent to incorporation by reference in registration statement on Form S-8 of PICK Communications Corp. of our report dated April 29, 1998, relating to the consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1997, which report appears in the December 31, 1999 Annual Report on Form 10-K of PICK Communications Corp.


                                               /s/ Durland & Company, CPAs, P.A.
                                                   -----------------------------
                                                   Durland & Company, CPAs, P.A.




Palm Beach, Florida
July 6, 2000